UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    February 6, 2006

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01    Entry into a Material Definitive Agreement.

On February 6, 2006, Millennium Pharmaceuticals, Inc. (the “Company”) and Stephen M. Gansler entered into an employment agreement under which Mr. Gansler will serve as Senior Vice President, Human Resources of the Company effective as of the date of his employment which is expected to be February 21, 2006. Under the agreement, the Company will pay Mr. Gansler an annual base salary of $325,000 and he will be eligible to participate in the Company’s 2006 Success Sharing Bonus Program with a target bonus of 35% of his annual salary. He will also be eligible to receive a sign-on bonus of $50,000 on the date of the first paycheck following the commencement of his full-time employment.

Mr. Gansler’s employment with the Company is at-will and may be terminated by the Company at any time with or without cause. If his employment with the Company is terminated by the Company without Justifiable Cause or by him for Good Reason (each as defined in the agreement) then, subject to certain conditions, the Company is obligated to pay him severance payments equal to twelve months’ salary.

The Company will grant Mr. Gansler options to purchase a total of 75,000 shares of the Company’s common stock, $.001 par value per share. One third of the total number of shares will be granted to him on the last day of the calendar month in which he commences full-time employment with the Company and one third will be granted on the last day of each of the next two succeeding calendar months. The exercise price of the options will be equal to the fair market value of the Company’s common stock on the date of each grant. All options will vest as to one fourth of the shares on the first anniversary of his commencement of full-time employment with the Company and as to one forty-eighth of the shares monthly thereafter until all shares are vested, provided that he remains employed by the Company. In addition to the stock options, the Company will issue to Mr. Gansler 20,000 shares of restricted stock of which one fourth will vest on each of the first, second, third and fourth anniversaries of the commencement of his employment with the Company, provided he is employed by the Company on those dates.

Under the terms of the option grants and the grant of restricted stock, if Mr. Gansler dies while employed by the Company, the options and restricted stock will vest immediately and the options will remain exercisable until the earlier of three years following the date of death or ten years after the date of grant. The options and restricted stock will fully vest if he terminates his employment for good reason or his employment is terminated by the Company without cause during the period one month before through one year after a change in control. Each option terminates on the earlier of (i) ten years from the date of grant or (ii) the date three months after Mr. Gansler ceases to serve as a director or employee (except in the case of disability, the date one year after the date of disability). If Mr. Gansler retires after ten years of employment with the Company and is at least 55 years of age, the options will terminate on the date three years after the date of retirement or the date the option expires, if earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: February 10, 2006	By	/s/ LAURIE B. KEATING

Laurie B. Keating
Senior Vice President and General Counsel